Exhibit 10.2

        SCHEDULE FOR FORM OF MANAGEMENT SERVICES AGREEMENT



                                      Lions Petroleum Inc.
Individual:                           Authorized signatory


Dale Paulson, businessman             Gordon L. Wiltse
9951 181/ Street
Surrey, British Columbia V4N 5B5
("Paulson")


Gordon Wiltse, businessman             Dale M. Paulson
#606-1650 Bayshore Dr.
Vancouver, British Columbia.
("Wiltse")




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                  MANAGEMENT SERVICES AGREEMENT


This Agreement dated as of September 1st, 2004.


BETWEEN: Dale Paulson, businessman, of 9951 181/ Street, Surrey, British Columbia, V4N 5B5

            ("Paulson")

AND: Lions Petroleum Inc., a company incorporated under the laws of Delaware, having its Registered and Records offices located at Suite 500-999 W Hastings St. Vancouver B.C.

            (the "Company")


WHEREAS the Company is a reporting company in Canada and the United States, the shares of which are traded on the OTCBB Exchange;

AND WHEREAS Paulson is a Director and President of the Company;

AND WHEREAS this Agreement sets out the terms and conditions of agreement between Paulson and the Company with respect to the provision of certain management, administrative and consulting services by Paulson to the Company.

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:


1.   Services:

     a. The Company hereby engages Paulson to provide to it management, administrative and consulting services which will include the presentation to the Company of financing and investment strategies to be pursued by the Company and the making of introductions to the Company of persons/corporations capable of fulfilling those strategies.

     b. Paulson agrees that he will devote a reasonable percentage of his time, attention and abilities during normal business hours to the duties described above and he will give to the Company the full benefit of his knowledge, expertise, technical skill and ingenuity. Paulson will act in good faith and in the best interests of the Company and will adhere to all applicable policies of the Company as may be implemented from time to time.


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2.   Compensation:

     a. As full and compete compensation for services rendered, the Company will pay to Paulson $5,000.00 per month, inclusive of GST, payable as of the first and fifteenth of each month during the term of this Agreement.

     b. Petty cash or other reasonable expenses incurred in the performance of Paulson's services will be reimbursed only on prior approval by the Company.

3. Transportation and Accommodation: Whenever the Company requires Paulson to travel more than 300 miles from Vancouver, Paulson will be provided with roundtrip business-class air transportation, airport transfers and first-class living accommodations.

4. Term: This Agreement has a term of one (5) year and may be extended for further, successive one (1) year terms, upon mutual consent of the parties.

5. Termination: The Company reserves the right to terminate this Agreement at any time upon two weeks written notice and payment of the balance of any compensation due to Paulson. Paulson will have the right to terminate this Agreement upon 2 weeks written notice to the Company. Sections S and 9 hereof will survive any termination of this Agreement by either party.

6. Ownership: The Company will own all rights in and to the results and proceeds of Paulson's services to and in connection with Paulson's work for the Company. If for any reason Paulson's results and proceeds are not deemed or determined to be owned by the Company, then Paulson unconditionally and irrevocably assigns, transfers and conveys all of his present and future right, title, benefit and interest in and to such results and proceeds to the Company. Paulson acknowledges that the Company will have the right to modify, add to or delete from the results and proceeds of Paulson's services.

7.   Confidentiality:

     a. During the term of this Agreement and thereafter, Paulson agrees to retain all Confidential Information developed, utilised or received by the Company and any other related company, or Confidential Information that Paulson acquires, sees or is informed of, as a result of his involvement with the Company. Paulson further agrees to maintain any such Confidential Information in the strictest confidence and not to disclose or permit the disclosure of Confidential Information in any manner other than in the course of his providing services to the Company and for the benefit of the Company, or as required by law or a regulatory authority having jurisdiction. Paulson agrees not to use the Confidential Information for his own personal benefit or permit the Confidential Information to be used for the benefit of any person other than the Company. The foregoing does not apply to any


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          information that is presently in the public domain or any
          information that subsequently becomes part of the public domain through no fault of Paulson.

     b. Paulson agrees not to use or publish the Company's name in any fashion that may be detrimental to the Company and/or its directors employees and independent contractors, or give or release statements to any outside parties without the prior written consent of the Company. Paulson further agrees not to commit the Company or promise or enter into any agreement using the Company's name without its prior written consent.

10. Representations and warranties: Paulson represents and warrants that he has the full ability to perform the duties to be performed hereunder, and that he will perform such services as are customarily rendered by persons performing in such a capacity in a competent, conscientious and professional manner.

11. Notices: All cheques, moneys, correspondence, and notices will be sent care of the addresses on the first page of this Agreement.

12. Remedies: The Company hereby irrevocably agrees that its remedies in the event of a failure or omission by Paulson which constitutes a breach of this Agreement will be limited to an action at law for damages, if any, and that a breach by Paulson will not be deemed irreparable or sufficient to entitle the Company to enjoin, restrain or seek to enjoin or to seek any other equitable relief.

13. Assignment: Paulson may not assign this Agreement or any part thereof or any of its rights under this Agreement without the prior written consent of the Company. This Agreement enures to the benefit of and is binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

14. Regulatory Approval: This Agreement and its contained provisions are subject to receipt of all applicable corporate and regulatory approvals. The parties hereto agree to use their reasonable best efforts to seek and obtain such approvals.

15. Enurement: This Agreement will more to the benefit of and be binding upon the parties hereto and upon their successors and assigns and upon their executors, administrators and legal personal representatives.

16. Gender: Whenever the singular or masculine is used in this Agreement, the same will be construed as being the plural or feminine or neuter, as the context so requires.

17. Entire Agreement: This Agreement constitutes the entire agreement between the parties, unless so amended in writing and duly signed by all parties hereto.

15. Governing Law: This Agreement will be governed by the laws of the Province of British Columbia and Canada applicable thereto, and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.

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This Agreement is executed by the parties hereto as of the date written above.


LIONS PETROLEUM INC.
per:


/s/ Dale Paulson
_________________________________
Authorized Signatory


_________________________________
Authorized Signatory


/s/ Gordon Wiltse                       /s/ Dale Paulson
_______________________________         ____________________________
Gordon Wiltse                           Witness



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                           SCHEDULE "A"



                           Definitions:

"Affiliate(s)" shall have the same meaning as in the British Columbia Business Corporations Act, or any successor legislation, as amended from time to time.

"Business" means any development of the Company's business endeavors, including marketing, sales, technical or other such processes and any other material business carried on from time to time by the Company or any of its Affiliates.

"Confidential Information" means:

     i) all confidential or proprietary facts, data, techniques, technical know-how, trade all confidential or proprietary facts, data, techniques, technical knowhow, trade secrets, financial information and other information relating to the Business of the Company, including, without limitation, concepts, methods, client lists or industry contacts which may before or after the date of this Agreement be disclosed to Paulson by the Company or by any Affiliate or which may otherwise come within Paulson's knowledge or which may be developed by Paulson in the course of Paulson's services to the Company or from any other Confidential Information; and

   (ii) confidential and proprietary information disclosed to Paulson by third parties subject to restrictions on use or disclosure.

"Intellectual Property Rights" means all rights in respect of intellectual property including, without limitation, all patent, industrial design, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.


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